EXHIBIT 99.1

EDCI Holdings, Inc. Announces Second Dissolution Distribution Payment Amount and Date; Board Approves Plan to End SEC Reporting and NASDAQ Listing

NEW YORK, (Thursday), July 22, 2010 /PRNewswire / -- EDCI Holdings, Inc. (Nasdaq: EDCI) ("the Company" or “EDCI”), today announced that EDCI’s Board of Directors has approved a second dissolution distribution payment of $10.5 million, or $1.56  per share of EDCI common stock, to EDCI’s  shareholders in accordance with its Plan of Dissolution. The second dissolution distribution will be paid on July 30, 2010, and the Company’s common stock will trade ex-dissolution distribution commencing on August 2, 2010.   Including the dissolution distribution announced today, the Company has declared cumulative dissolution distributions to shareholders of $31.5 million, or $4.68 per share, since the approval of its Plan of Dissolution.

EDCI also announced today that a special committee consisting of independent directors (the “Special Committee”) has recommended, and the Board of Directors has approved, a plan to cease the registration of the Company’s common stock under the Securities Exchange Act of 1934 (the “Exchange Act”), end its obligation to file reports with the Securities and Exchange Commission (“SEC”), and withdraw its shares of common stock from listing on the NASDAQ Stock Market.  This would be accomplished through a 1-for-1,400 reverse stock split of EDCI’s common stock to be followed immediately by a 1,400-for-1 forward split.  In the stock split transaction, shareholders with fewer than 1,400 shares of EDCI common stock held of record immediately before the split transaction would receive cash payments in lieu of fractional shares upon consummation of the reverse split.  The Special Committee recommended, and the Board approved, that the value to be paid to those shareholders should be based on a current $5.00 per share price, which would be equal to $3.44 per share after the $1.56 per share dissolution distribution to be paid on July 30, 2010, as described above.  Accordingly, the proceeds to be paid to the cashed out shareholders at the time of the reverse split would be $3.44 per share.  As previously announced, the Board of Directors has reserved $4.0 million of additional dissolution proceeds to implement the reverse stock split and pay the consideration to those shareholders being cashed-out in the reverse split.  Currently, EDCI only anticipates cashing out approximately 600,000 shares, but is reserving $4.0 million in the event a greater number of shares are required to be cashed out based on the final record date for the reverse split. Shareholders holding 1,400 or more shares of EDCI common stock immediately before the split transaction will not receive a cash payment and will continue to hold the same number of shares after completion of the split transaction.  The Board has reserved the right to abandon the proposed stock splits at any time prior to the completion of the proposed transaction if it believes the split transaction is no longer in the best interests of the Company or its shareholders.

If the split transaction is completed, EDCI expects that the number of its record shareholders will be reduced from its current level of approximately 1,300 down to fewer than 200, at which point EDCI will be eligible to deregister its shares of common stock under the Exchange Act, which will lower EDCI’s costs during the dissolution process by approximately $1.3 million.  As a result, EDCI would no longer be required to file periodic reports, proxy statements, and other information with the SEC, and EDCI’s common stock will cease to be eligible for trading on the NASDAQ.  The Board of Directors decided to approve the split transaction after concluding that the disadvantages of remaining an SEC reporting company outweigh the benefits to the Company and its shareholders, particularly given the fact the Company is in the process of implementing its Plan of Dissolution.  Such disadvantages include, among others, the significant on-going costs and management time and effort related to compliance with the Sarbanes-Oxley Act of 2002 and the preparation and filing of periodic and other reports with the SEC, as well as the general burdens of public company costs and disclosure obligations when the business and operations of the Company are winding-down in connection with the Company’s dissolution.

The Special Committee has received a written fairness opinion from its independent financial advisor, the investment banking firm of Coady Diemar Partners, LLC (“Coady Diemar”), that, as of July 22 2010, the cash consideration of $3.44 per share, to be paid to those unaffiliated shareholders of the Company who are cashed-out in the reverse split is fair from a financial point of view to such shareholders.  Coady Diemar’s fairness opinion is based on the assumption that the Company makes the second dissolution distribution payment of $1.56 per share of EDCI common stock discussed herein in advance of the reverse split transaction.  The proposed split transaction is subject to approval by the holders of a majority of the issued and outstanding shares of EDCI’s common stock.  EDCI is currently preparing proxy materials and anticipates filing a preliminary proxy statement with the SEC in mid-August 2010 and intends to hold a special meeting of EDCI’s shareholders during the fourth quarter of 2010.  Subject to regulatory clearance of the Company’s SEC filings relating to the split transaction and receipt of shareholder approval, it is anticipated that the proposed transaction will become effective shortly after the special meeting, at which time EDCI will terminate the registration of its common stock with the SEC.  Any of the $4.0 million not used in the reverse split, along with the expected savings of $1.3 million resulting from the deregistering of EDCI’s stock, is intended either to be distributed pro-rata to shareholders  at that time as part of a further dissolution payment or distributed pro-rata to shareholders after consummation of the reverse split.

About EDCI Holdings, Inc.

EDCI Holdings, Inc. (Nasdaq: EDCI) is engaged in  carrying-out its Plan of Complete Liquidation and Dissolution (“Plan of Dissolution”) that was approved by EDCI’s shareholders on January 7, 2010. EDCI is also the majority equity-holder of Entertainment Distribution Company, LLC (“EDC”), a European provider of supply chain services to the optical disc market. For more information, please visit www.edcih.com.

Additional Information and Where to Find It

This press release is for informational purposes only.  It is neither a solicitation of a proxy nor an offer to purchase or sell shares of EDCI common stock.  EDCI intends to file a proxy statement and other required materials, including a Schedule 13E-3, with the SEC in connection with the proposed stock split transaction.  We urge shareholders to read the proxy statement and other relevant materials when they become available because they will contain important information about the Company and the proposed transaction.  Shareholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the Company with the SEC, at the SEC’s website at www.sec.gov.  In addition, the Company will mail a copy of the definitive proxy statement to shareholders of record on the record date when it becomes available.  These documents and additional information about EDCI also are available at EDCI’s website located at www.edcih.com.  Alternatively, these documents, when available, can be obtained free of charge from EDCI upon written request to:

EDCI Holdings, Inc.
Matthew K. Behrent, Executive Vice President of Corporate Development
11 E. 44th Street, Suite 1201
New York, New York 10017-0056
or by calling (646) 201-9549

EDCI and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed split transaction under the rules of the SEC.  Information about these participants may be found in the Definitive Proxy Statement of EDCI relating to its 2010 Annual Meeting of Shareholders filed with the SEC on May 3, 2010.  This definitive proxy statement can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants also will be included in the proxy statement regarding the proposed split transaction when it becomes available.

Cautionary Statement About Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include, without limitation, statements regarding the completion of the split transaction described herein, the proposed terms of the reverse and forward stock splits, including the ratios and purchase price for fractional shares, the timing and effectiveness of the split transaction and the deregistration and delisting of EDCI’s common stock, and the timing of certain actions contemplated by the Plan of Dissolution.  When used in this press release, the words “anticipates,” “will,” “expects,” or “intends to” and other similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are based on the opinions, expectations, forecasts, assumptions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results or the level of activity, performance or achievements expressed or implied by such statements to differ materially from our expectations of future results, level of activity, performance or achievements expressed or implied by those statements.  Such differences may be caused by factors such as, but not limited to, EDCI’s ability to sell or monetize its assets in a timely manner or at all pursuant to its Plan of Dissolution; EDCI’s ability to settle, make reasonable provision for, or otherwise resolve its liabilities and obligations; a change in economic conditions; the risks associated with EDCI’s dependence on Universal Music Group’s cooperation regarding any transaction involving EDC; and our Board of Director’s ability to abandon or delay the implementation of the split transaction and/or the Plan of Dissolution.  More information about these and other important factors that could affect our business and financial results is included in the Company’s reports filed with the SEC, including our quarterly report on Form 10-Q we filed with the SEC on May 14, 2010, our annual report on Form 10-K we filed with the SEC on March 5, 2010, and the definitive proxy statement we filed with the SEC on May 3, 2010, as well as EDCI’s other filings with the SEC. EDCI undertakes no obligation to publicly update or revise any forward-looking statements.

Source: EDCI Holdings, Inc.

CONTACT: Matthew K. Behrent, Executive Vice President of Corporate Development, at (646) 201-9549 or Kyle E. Blue, Treasurer at (317) 348-1940.

Web site: www.edcih.com